EXHIBIT (p)(x)
                                                                  --------------

                        LEE MUNDER (M LOGO) CAPITAL GROUP


                  EMPLOYEE TRADING PROCEDURES (CODE OF ETHICS)



PURPOSE The purpose of these employee personal trading procedures ("Procedures") is to govern the personal securities trades of "Access Persons" (as defined below) of Lee Munder Investments, Ltd. ("Investment Adviser") whose personal interests, in certain circumstances, may conflict with those of the Investment Adviser. While the Investment Adviser has full confidence in the integrity of all of its employees, officers and directors, it recognizes that Access Persons have or may have knowledge of present or future client transactions and, in certain circumstances, the power to influence transactions made by or for clients. If Access Persons engage in personal transactions in securities that are eligible for investment by clients, or if they cause relatives or other third parties to do so, these Access Persons could be in a position where their personal interests may conflict with the interests of clients.



1. GENERAL PRINCIPLES These Procedures are based on the principle that Access Persons of the Investment Adviser owe a fiduciary duty to its clients. This duty includes the obligation to conduct their personal securities transactions in a manner that does not interfere with the transactions of any client or otherwise to take unfair advantage of their relationship with clients. In recognition of this duty, the Investment Adviser hereby adopts the following general principles to guide the actions of Access Persons:

         A. Access Persons have a duty at all times to place the interests of clients first.

         B. Access Persons have the duty to conduct all personal securities transactions in a manner consistent with these Procedures and that will avoid any actual or potential conflict or abuse of a position of trust and responsibility.

         C. Access Persons must refrain from actions or activities that allow a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the Access Person's independence or judgment.

         D. All personal securities transactions by Access Persons must be accomplished so as to avoid even the appearance of a conflict of interest between such Access Persons and a client.

         E. In addition to adhering to these Procedures with respect to their personal securities transactions, Access Persons must avoid any action that would cause a relative or other third party to engage in a securities transaction that the Access Person could not engage in.

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2.       DEFINITIONS

         A. Access Person means:

              i.   any director or officer of the Investment Adviser;

              ii. each employee of the Investment Adviser who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client, or whose functions relate to the making of any recommendations with respect to such purchases or sales;

              iii. any natural person in a control relationship to the
                   Investment Adviser who obtains information concerning recommendations made by the Investment Adviser with respect to the purchase or sale of a Security by a Client; and

              iv. Any other person deemed to be an Access Person by the Compliance Officer.

         B. Beneficial Ownership of a Security means having or sharing the power to dispose of or to vote the Security. For purposes of this Code, a person is deemed to beneficially own the following Securities, among others:

              i. Securities held in a person's own name, or that are held for the person's benefit in a nominee, custodial or street name account

              ii. Securities owned by or for a partnership in which the person is a general partner

              iii. Securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, unless the securities are held in a blind trust or similar arrangement

              iv.  Securities in a person's individual retirement account

              v.   Securities in a person's 401(k) or similar retirement plan

              vi. Securities owned by a trust of which the person is either a trustee or a beneficiary

              vii. Securities owned by a corporation, partnership or other entity which the person controls.

              This is not a complete list of the forms of ownership that could constitute "Beneficial Ownership" for purposes of this Code. If you have specific questions, you should ask the Compliance Officer.

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         C.   Client means any person that has entered into an investment management agreement with the Investment Adviser.

         D. Compliance Officer means the person so designated by the Company or management.

         E. Control means having the power to exercise a controlling influence over the management or policies of a company, having a 25% or more ownership position of a company's equity securities, or otherwise controlling a company, as defined in Section 2(a)(9) of the Investment Company Act of 1940, as amended.

         F. Related Security means any security convertible within sixty (60) days into a Security, and any future or option on the Security.

         G. Security means a security as defined in Section 2(c)(36) of the 1940 Act (including a Related Security), except that it does not include:

              i. any security issued or guaranteed as to principal or interest by the U.S. Government;

              ii. any security issued by an open end investment company, other than open end investment companies advised/subadvised by LMCG;

              iii. any money market instrument, including bankers' acceptances, certificates of deposit, and commercial paper.

              iv.  Exchange Traded Funds ("ETFs").

3.       PROHIBITIONS

         A. In connection with the purchase or sale by an Access Person, or by a relative or other third party acting upon the advice or instruction of such Access Person, of a Security held or to be acquired by any Client, no Access Person shall:

              i.   employ any device, scheme or artifice to defraud such Client;

              ii. make to such Client any untrue statement of a material fact or omit to state to such Client a material fact necessary in order to make the statements made not misleading;

              iii. engage in any act, practice, or course of business that would operate as a fraud or deceit upon such Client; or

              iv. engage in any manipulative practice with respect to such Client.

         B.   No Access Person may:

              i. purchase or sell, directly or indirectly, a Security or Related Security for his or her own account, or for the account of any relative or other third party acting upon the advice or instruction of such Access Person, within seven (7) days before or after the time that the same Security or Related Security has been or is to be purchased or sold by any Client for whom the Access Person manages an investment account (note that the overall applicable time period is 15 days: the day of trade, 7 days before, and 7 days after); or

              ii. purchase or sell, directly or indirectly, a Security or Related Security for his or her own account, or for the account of any relative or other third party acting upon the advice or instruction of such Access Person, that is the same Security or Related Security that is the subject of an open buy or sell order of any Client,

         C. No Access Person may acquire a Security in an initial public offering or private placement without the written consent of the Compliance Officer.

         D.   No Access Person may profit from the:

              i. Purchase of a Security or Related Security followed by the sale of the same Security or a Related Security within sixty
                   (60) days after the purchase; or

              ii. Sale of a Security or a Related Security followed by the purchase of the same Security or a Related Security within sixty (60) days after the sale.

              Note: this does allow an Access Person to sell, AT A LOSS, any security held for less than sixty (60) days without such sale being considered a violation of this policy.

4.       PRE-CLEARANCE OF SECURITIES TRANSACTIONS

         A. An Access Person may not purchase or sell any Security without first obtaining preclearance from the Compliance Officer or his/her designee.

         B. The preclearance requirements of Section 4.A shall not apply to the following transactions:

              i. Purchases or sales over which the Access Person has no direct or indirect influence or control;

              ii. Purchases or sales that are non-volitional on the part of the Access Person (e.g., purchases made pursuant to an automatic dividend reinvestment plan);

              iii. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities.

         C. The Compliance Officer or his/her designee may preclear transactions that appear, upon reasonable inquiry, to present no reasonable likelihood of harm to any Client.

         D. The Compliance Officer shall prepare and maintain appropriate documentation for the preclearance of personal trades by Access Persons, and such documentation shall be maintained as required in
              Section 8 below.

5.       REPORTING

         A. Each Access Person shall report all holdings in Securities and ETFs in which such Access Person has acquired any direct or indirect Beneficial Ownership at the time of his/her employment with the Adviser, and annually thereafter.

         B. Each Access Person shall report all transactions in Securities and ETFs of which such Access Person has acquired any direct or indirect Beneficial Ownership. Such reports shall be filed with the Compliance Officer within ten (10) days after the end of each calendar quarter.

         C. Reports filed pursuant to this Section 5 shall contain the following information:

              i.   Name of the Access Person making the report;

              ii.  Date of the transaction;

              iii. Title and number of shares or principal amount of each
                   Security or ETF involved;

              iv.  Nature of the transaction (buy or sell);

              v.   Price at which transaction was effected; and

              vi. Name of the broker-dealer, bank or other financial institution through whom the transaction was effected.

              vii. Date that the report is submitted

         D. Every Access Person who opens an account at a broker-dealer or other financial institution shall:

              i. Immediately notify the Compliance Officer of the opening of such account; and

              ii. Direct each such broker-dealer or other financial institution to provide the Compliance Officer with a duplicate copy of quarterly account statements issued to such Access Person.

         E. Each Access Person who owns Securities or ETFs acquired in a private placement shall disclose such ownership to the Compliance Officer if such person is involved in any subsequent consideration of an investment in the issuer by a Client.

6. CERTIFICATION Every Access Person shall certify on an annual basis that he or she has:

              1.   complied with these Procedures;

              2.   read and understands these Procedures; and

              3. disclosed, precleared, and reported all transactions in Securities consistent with the requirements of these Procedures.

7. EXEMPTIONS The requirements of Sections 3 and 4 relating to preclearance, holding periods and blackout periods shall not apply to accounts of Access Persons that are managed by the Investment Adviser in a manner and style consistent with all other similarly situated accounts, or to accounts placed with an outside adviser where such adviser has full and sole discretion as to the timing and nature of securities transactions in those accounts. Such accounts noted above managed by the Investment Adviser, however, shall not be afforded special treatment in the placement of securities transactions by the Investment Adviser, and such accounts shall be specifically reviewed by the Compliance Officer to ensure adherence to these rules. These accounts noted above, however, shall not be exempt from the reporting requirements of Sections 5 and 6.

         The requirements of Sections 3b, 3c and 4 shall not apply to investments in securities of mutual funds advised/sub-advised by LMCG. These transactions shall not be exempt, however, from the reporting requirements of Sections 3a, 3d, 5 and 6.

         The Compliance Officer may, at his/her discretion, exempt a transaction from the requirements of any portion of these Procedures after consideration of all of the facts and circumstances of the transaction. Such consideration shall be documented in writing and filed with the appropriate quarterly transaction reports.

8.       RECORDS

         The following records shall be maintained by the Investment Adviser for a period of not less than five (5) years or for such other period as may be required under applicable law:


              a.   A copy of these Procedures;

              b. Records of any violation of these Procedures and actions taken by the Investment Adviser in response to such violation;

              c. Copies of Access Person reports and broker-dealer confirmations and account statements; and

              d.   Lists of Access Persons.

9.       TRAINING

              1. Each newly hired or newly designated Access Person shall receive a copy of these Procedures and shall be required to certify within thirty (30) days of receipt of such Procedures that he or she has read and understands the Procedures.

              2. The Compliance Officer shall review the Procedures with any newly hired or newly designated Access Person.

              3. The Compliance Officer shall at least annually conduct a training seminar reviewing the requirements of the Procedures and the required duties of the Access Persons.
























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                           LEE MUNDER INVESTMENTS, LTD

                            LISTING OF ACCESS PERSONS

                             AS OF SEPTEMBER 1, 2002


Nicholas Battelle

Jim Bell

Andrew Beja

Mike Chapman

Don Cleven

Terry Gardner

Richard Mullaney

Lee Munder

Elise OConnell

Jonathon Stone

Ken Swan

Kenneth Winston

John Despotopolous

Richard Shapiro

Lydia Midwood

Todd Vingers

                           LEE MUNDER INVESTMENTS, LTD

                            LISTING OF ACCESS PERSONS

                              AS OF JANUARY 1, 2003


Nicholas Battelle

Jim Bell

Andrew Beja

Mike Chapman

Don Cleven

John Despotopolous

Patrick Donnelly

Terry Gardner

Arthur Hurley

Jake Layton

Lydia Midwood

Richard Mullaney

Lee Munder

Elise OConnell

Richard Shapiro

Jonathon Stone

Ken Swan

Todd Vingers

Kenneth Winston

                           LEE MUNDER INVESTMENTS, LTD

                            LISTING OF ACCESS PERSONS

                               AS OF APRIL 1, 2003


Nicholas Battelle

Jim Bell

Andrew Beja

Mike Chapman

Don Cleven

John Despotopolous

Patrick Donnelly

Terry Gardner

Arthur Hurley

Nan Marie Jaeger

Jake Layton

Lydia Midwood

Richard Mullaney

Lee Munder

Elise OConnell

Richard Shapiro

Jonathon Stone

Ken Swan

Todd Vingers

Jay Willadsen

Kenneth Winston

                           LEE MUNDER INVESTMENTS, LTD

                            LISTING OF ACCESS PERSONS

                            AS OF SEPTEMBER 30, 2003


Nicholas Battelle

Jim Bell

Andrew Beja

Mike Chapman

Don Cleven

John Despotopolous

Patrick Donnelly

Terry Gardner

Arthur Hurley

Nan Marie Jaeger

Jake Layton

Lydia Midwood

Richard Mullaney

Lee Munder

Elise O'Connell

Richard Shapiro

Jonathan Stone

Ken Swan

Todd Vingers

Jay Willadsen

Kenneth Winston

                           LEE MUNDER INVESTMENTS, LTD

                            LISTING OF ACCESS PERSONS

                              AS OF JANUARY 1, 2004


Nicholas Battelle

Jim Bell

Andrew Beja

Mike Chapman

Don Cleven

John Despotopolous

Patrick Donnelly

Terry Gardner

Arthur Hurley

Nan-Marie Jaeger

Chian Jiang

Jake Layton

Lydia Midwood

Richard Mullaney

Lee Munder

Elise O'Connell

Richard Shapiro

Jonathan Stone

Ken Swan

Todd Vingers

Jay Willadsen

Kenneth Winston